 Exhibit 99.1

Jerrold J. Pellizzon	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421	(310) 208-2550

CERADYNE, INC. REPORTS FOURTH QUARTER, TWELVE-MONTH
2009 FINANCIAL RESULTS

Costa Mesa, Calif.–February 23, 2010–Ceradyne, Inc. (Nasdaq: CRDN) reported financial results for the fourth quarter and twelve months ended December 31, 2009.

Sales for the fourth quarter 2009 were $97.6 million, compared with $138.9 million in fourth quarter 2008. Net income for the three months ended December 31, 2009, was $14.1 million, or $0.55 per fully diluted share compared with net income in the prior year period of $20.7 million, or $0.79 per fully diluted share. Net income for the three months ended December 31, 2009 was favorably impacted by a tax benefit of $7.5 million due to a reversal of liabilities for uncertain tax positions as well as the tax benefits from the expenses and losses due to the closure of the Company’s Bazet, France, manufacturing facility.

The Company is again reiterating its guidance for the full fiscal year 2010 initially given on October 27, 2009 and reiterated on January 11, 2010 of $0.60 per fully diluted share to approximately $1.05 per fully diluted share and sales from $380.0 to $430.0 million.

On January 11, 2010, the Company annouced that its preliminary sales figure for 2009 would be approximately $401.0 million and gave guidance that the full year earnings would meet or slightly exceed approximately $0.60 per fully diluted share excluding special ítems. The special ítems include restructuring and goodwill impairment charges for all of 2009 and are detailed in the reconciliation table below. Based on the final results, sales for the twelve months ended December 31, 2009 were $400.6 million and the full year earnings, excluding special items, were approximately $0.73 per fully diluted share.

Gross profit margin was 27.0% of net sales in the fourth quarter 2009 compared to 37.1% in the same period in 2008. There was a benefit from income taxes for fourth quarter 2009 of $7.5 million compared to a provision for income taxes of $8.9 million in the same period in 2008.

Sales for the twelve months ended December 31, 2009 were $400.6 million, compared with $680.2 million in the same period last year. Net income for the twelve months ended December 31, 2009 was $8.5 million, or $0.33 per fully diluted share compared with net income in the prior year of $104.5 million, or $3.91 per fully diluted share. Net income for the twelve months ended December 31, 2009 was favorably impacted by a tax benefit of $8.1 million due to a reversal of liabilities for uncertain tax positions as well as the tax benefits from the expenses and losses due to the closure of our Bazet, France, manufacturing facility. Net income for the twelve months ended December 31, 2009 included charges for restructuring and impairment that had a negative impact by reducing fully diluted earnings per share by approximately $0.40 for the twelve months ended December 31, 2009. The charges for restructuring and impairment totaled $18.7 million during the twelve months ended December 31, 2009 which included a pre-tax $10.3 million restructuring charge for the closure of our plant in Bazet, France, $2.7 million in other severance expenses, a non-cash pre-tax impairment charge of $3.8 million to write down the value of goodwill of its Ceradyne Canada reporting unit and accelerated depreciation of $1.9 million resulting from a revision of the estimated useful lives of certain assets.

Gross profit margin was 25.4% of net sales in the twelve months ended December 31, 2009 compared to 39.0% in the same period in 2008. There was a tax benefit of $8.1 million for the twelve months ended December 31, 2009, compared to a provision for income taxes of $56.4 million in 2008.

New orders for the three months ended December 31, 2009 were $76.7 million, compared to $90.2 million for the same period last year. For the year ended December 31, 2009, new orders were $407.3 million, compared to $566.8 million in 2008.

Total backlog as of December 31, 2009 was $135.5 million, compared to total backlog at December 31, 2008 of $126.4 million.

Joel P. Moskowitz, Ceradyne president and chief executive officer, commented: “We are pleased that the fourth quarter sales and earnings allowed us to meet our revised 2009 guidance for Q4 and all of 2009.

“During 2009, our management took a number of actions related to the decrease in lightweight body armor sales, as well as to reflect the realities of the global economic downturn. As summarized above, these 2009 restructuring and impairment charges totaled $18.7 million and were partially offset by an $8.3 million tax benefit associated with these charges.

“Although we are still concerned regarding the global economic outlook, the 2009 decisions should lay the groundwork for our future growth predicated on Ceradyne’s diversified advanced technical ceramic products and markets. We anticipate that there will continue to be less reliance on our military lightweight ceramic body armor, with increasing sales of our energy-related product offerings, particularly nuclear power plant applications and photovoltaic solar cell related components.

“Our strong year-end balance sheet with cash and cash equivalents, and short-term investments of approximately $240 million will allow us to finance our growth or possible acquisitions from internally generated funds.

“On January 11, 2010, Ceradyne held an investors’ reception entitled “Ceradyne – The Global Path Forward.” The Company displayed its military and non-military products, with the intent to demonstrate our commitment to a balanced global product line.

“In line with this strategy, we will begin construction this month of a new 218,000 square foot manufacturing facility at an estimated cost of $34.0 million in Tianjin, China, to primarily support our Asian solar customers. Additionally, for the first time, we will also put in place Chinese manufacturing capacity for Ceradyne’s ESK Ceramics’ industrial, fluid handling, silicon carbide seals and bushings.

“Early in 2010 we have seen strong demand in China for our ceramic solar crucibles, which supports our decision to increase capacity. Also, we continue to see increasing interest related to nuclear power plant requirements for our neutron absorbing 10B isotope, spent fuel rod storage products and special proprietary ceramics for nuclear fuel fabrication.

“In summary, we enter 2010 cautiously as our Company continues to evolve. Although we have accelerated our defense related technical and marketing efforts, additional body armor orders are uncertain. However, we are also focusing our efforts on a wide product base, with particular emphasis on solar, nuclear as well as oil and gas opportunities.”

Conference Call and Webcast Information

Ceradyne will host a conference call today at 8:00 a.m. PST (11:00 a.m. EST) to review the financial results for the fourth quarter and the year ended December 31, 2009. To participate in the teleconference, please call toll free 877-717-3046 (or 706-634-6364 for international callers) approximately 10 minutes prior to the above start time and provide Conference ID 55208513. Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephonic playback will be available beginning at 11:00 a.m. PST today through 11:00 a.m. PST on February 25, 2010. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Conference ID 55208513.

Information about Ceradyne, Inc.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel and commercial applications.

In many high performance applications, products made of advanced technical ceramics meet specifications that similar products made of metals, plastics or traditional ceramics cannot achieve. Advanced technical ceramics can withstand extremely high temperatures, combine hardness with light weight, are highly resistant to corrosion and wear, and often have excellent electrical capabilities, special electronic properties and low friction characteristics. Additional information can be found at the Company’s web site: www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and its quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses non-GAAP financial measures that exclude certain items and special charges, such as restructuring – plant closure and severance, and impairment charges. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Certain guidance is provided on a non-GAAP (or "underlying") basis that excludes special charges and impairment charges. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

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CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
NET SALES	$97,582	$138,939	$400,575	$680,197
COST OF GOODS SOLD	71,239	87,381	298,956	414,885
Gross profit	26,343	51,558	101,619	265,312
OPERATING EXPENSES
Selling	6,508	6,265	27,151	31,231
General and administrative	7,516	8,681	38,492	43,889
Acquisition related charge (credit)	27	41	(768)	9,824
Research and development	2,746	3,803	12,258	14,782
Restructuring - plant closure and severance	993	-	12,924	-
Goodwill impairment	-	-	3,832	-
	17,790	18,790	93,889	99,726
INCOME FROM OPERATIONS	8,553	32,768	7,730	165,586
OTHER INCOME (EXPENSE):
Interest income	1,667	1,280	4,091	7,553
Interest expense	(1,650)	(1,985)	(7,119)	(7,876)
Gain on early extinguishment of debt	-	-	1,881	-
Loss on auction rate securities	(1,707)	(2,325)	(5,187)	(5,870)
Miscellaneous	(285)	(191)	(979)	1,511
	(1,975)	(3,221)	(7,313)	(4,682)
INCOME BEFORE PROVISION FOR INCOME TAXES	6,578	29,547	417	160,904
PROVISION (BENEFIT) FOR INCOME TAXES	(7,503)	8,878	(8,098)	56,424
NET INCOME	$14,081	$20,669	$8,515	$104,480
BASIC INCOME PER SHARE	$0.55	$0.79	$0.33	$3.95
DILUTED INCOME PER SHARE	$0.55	$0.79	$0.33	$3.91
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	25,526	26,082	25,684	26,446
DILUTED	25,643	26,291	25,802	26,689

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	December 31, 2009	December 31, 2008
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$122,154	$215,282
Restricted cash	3,130	2,702
Short-term investments	117,666	6,140
Accounts receivable, net of allowances for doubtful accounts of $851
and $686 at December 31, 2009 and December 31, 2008, respectively	53,269	64,631
Other receivables	11,424	5,316
Inventories, net	100,976	101,017
Production tooling, net	12,006	14,563
Prepaid expenses and other	19,932	24,170
Deferred tax asset	13,796	11,967
TOTAL CURRENT ASSETS	454,353	445,788
PROPERTY, PLANT AND EQUIPMENT, net	239,322	251,928
LONG TERM INVESTMENTS	20,019	24,434
INTANGIBLE ASSETS, net	89,409	84,384
GOODWILL	43,880	45,324
OTHER ASSETS	2,721	2,669
TOTAL ASSETS	$849,704	$854,527

CURRENT LIABILITIES
Accounts payable	$24,683	$22,954
Accrued expenses	23,463	21,999
TOTAL CURRENT LIABILITIES	48,146	44,953
LONG-TERM DEBT	82,163	102,631
EMPLOYEE BENEFITS	21,769	19,088
OTHER LONG TERM LIABILITY	39,561	41,816
DEFERRED TAX LIABILITY	8,348	7,045
TOTAL LIABILITIES	199,987	215,533
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 authorized, 25,401,005 and 25,830,374 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	254	259
Additional paid-in capital	157,679	163,291
Retained earnings	470,256	461,741
Accumulated other comprehensive income	21,528	13,703
TOTAL SHAREHOLDERS’ EQUITY	649,717	638,994
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$849,704	$854,527

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Twelve Months Ended December 31,
	2009	2008
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,515	$104,480
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	35,146	36,668
Non cash interest expense on convertible debt	3,643	3,883
Gain on early extinguishment of debt	(1,881)	-
Payments of accreted interest on repurchased convertible debt	(2,957)	-
Deferred income taxes	(1,572)	(3,136)
Stock compensation	3,839	3,109
Loss on auction rate securities	5,187	5,870
Goodwill impairment	3,832	-
Loss on equipment disposal	514	257
Change in operating assets and liabilities (net of effect of businesses acquired):
Accounts receivable, net	12,170	20,830
Other receivables	(5,973)	333
Inventories, net	2,513	(6,623)
Production tooling, net	2,587	2,018
Prepaid expenses and other assets	3,731	(10,825)
Other assets	-	(427)
Accounts payable and accrued expenses	3,946	(16,285)
Income tax payable	(213)	(232)
Other liabilities	-	114
Other long term liability	(7,357)	9,667
Employee benefits	2,103	6,269
NET CASH PROVIDED BY OPERATING ACTIVITES	67,773	155,970
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(14,534)	(44,047)
Changes in restricted cash	(428)	(42)
Purchases of marketable securities	(179,194)	-
Proceeds from sales and maturities of marketable securities	73,170	21,738
Cash paid for acquisitions	(9,654)	(27,208)
Proceeds from sale of equipment	72	84
NET CASH USED IN INVESTING ACTIVITIES	(130,568)	(49,475)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options	33	366
Tax benefit due to exercise of stock options	149	769
Shares repurchased	(9,753)	(44,705)
Reduction on long term debt	(20,239)	-
NET CASH USED IN FINANCING ACTIVITIES	(29,810)	(43,570)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(523)	(2,746)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(93,128)	60,179
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	215,282	155,103
CASH AND CASH EQUIVALENTS, END OF PERIOD	$122,154	$215,282
SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITIES:
Interest paid	$2,952	$3,484
Income taxes paid	$733	$63,545

CERADYNE, INC.
NON-GAAP FINANCIAL INFORMATION
(Amounts in thousands, except per share data)

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses non-GAAP financial measures that exclude certain items and special charges, such as restructuring – plant closure and severance, and impairment charges. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company, as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Certain guidance is provided only on a non-GAAP (or "underlying") basis that excludes certain items and special charges, due to the inherent difficulty in forecasting such items. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Gross Profit – In the fourth quarter 2009, the Company increased by $328,000 its non-GAAP gross profit to exclude the impact of the accelerated depreciation on equipment used in its Bazet, France manufacturing operations which the Company closed during the fourth quarter of 2009. For year ended December 31, 2009, this increase to its non-GAAP gross profit amounted to $1.9 million. Given the magnitude and nature of this adjustment relative to the operating results for the period presented, the financial impact has been excluded from non-GAAP net income.

Special Charges – The Company incurred certain special charges in 2009 related to the following:

1.
Restructuring, plant closure and severance – In the fourth quarter 2009, the Company increased its non-GAAP pre-tax income by $1.0 million of special charges for restructuring, plant closure and severance expenses incurred for the closure of its Bazet, France, manufacturing plant and severance expenses incurred with reducing its workforce in France, Germany and North America. For year ended December 31, 2009, this increase for these items to pre-tax income amounted to $12.9 million. Given the magnitude and nature of these special charges relative to the operating results for the periods presented, these items have been excluded from non-GAAP pre-tax income.

2.
Goodwill impairment – In the second quarter 2009 and for the year ended December 31, 2009, the Company increased its non-GAAP pre-tax income by $3.8 million of goodwill impairment charges for the goodwill associated with our Ceradyne Canada operating segment. The Company determined that the demand for its Boral® product line, which was a large part of the revenue of the Ceradyne Canada operating and reporting unit, continued to decline and that this condition required a goodwill impairment charge.

Provision for Income Taxes - The Company recorded tax provisions of $4.0 million and $8.3 million in the quarter and year ended December 31, 2009, respectively, from the special charges identified above. Given the magnitude and nature of the tax event relative to the periods presented, it has been excluded from non-GAAP net income.

CERADYNE, INC.
NON-GAAP FINANCIAL INFORMATION
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
GAAP net income	$14,081	$20,669	$8,515	$104,480

Reconciling items:
Gross profit
Accelerated depreciation on plant closure	328	-	1,899	-

Special charges
1. Restructuring, plant closure and severance	993	-	12,924	-
2. Goodwill impairment	-	-	3,832	-
Total special charges	1,321	-	18,655	-

Provision for income taxes		-		-
Tax effect on non-GAAP adjustments (A)	3,959	-	8,322	-

Non-GAAP net income	$11,443	$20,669	$18,848	$104,480

Non-GAAP earnings per share:
Basic non-GAAP income per share	$0.45	$0.79	$0.73	$3.95
Diluted non-GAAP income per share	$0.45	$0.79	$0.73	$3.91
Non-GAAP weighted average shares outstanding:
Basic	25,526	26,082	25,684	26,446
Diluted	25,643	26,291	25,802	26,689

    (A)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

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